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                                                  EXHIBIT 23.12


                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 12, 1996, relating to the balance sheet of Thompson Book and Supply Company, which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                       /s/ Hamilton & Associates, Inc.
                                       September 20, 1996